Exhibit 99.1

      Renhuang Pharmaceuticals Announces Record Tianma Pill Sales in 2006

    HARBIN, China--(BUSINESS WIRE)--Jan. 8, 2007--Renhuang
Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading provider of natural health care products in the People's
Republic of China (PRC), today announced record sales of the Company's Tianma Pills for the 2006 calendar year.

    Tianma Pills are one of Renhuang's leading traditional Chinese medicine products for the treatment of headaches. Revenue from the sale of Tianma Pills grew 33% from US$2.1 million in the 2005 calendar year to US$2.8 million in 2006. For 2007, the Company is expecting sales of Tianma Pills to grow 120%, reaching US$6.2 million, with a net profit of US$2.5 million.

    Renhuang's Tianma Pills have the largest market share within the traditional Chinese medicine segment for the treatment of headaches. Western headache medicines have a greater total share of the market, but also often have more side effects. Tianma Pills have demonstrated to be effective with few to no side effects.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals is a leading bio-pharmaceutical company located in Harbin in the Heilongjiang Province in Northeast China. Renhuang is primarily engaged in the research, production, and sales of bio-pharmaceutical products in Mainland China. The Company's main products are Siberian ginseng, shark liver oil and several other traditional medical products. It is estimated that 70% of China's natural supply of Siberian Ginseng is currently controlled by the Company.

    The company also anticipates approval within six to nine months by State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products. These products are 60% more reliable than those from its competitors and also adhere to "Good Manufacturing Practices", or "GMP". Moreover, the company is in the process of building its own immune system research and development function. Overall, the company is able to achieve significant cost savings compared to most of its competitors, who purchase their raw materials from third parties.

    Over 2000 sales agents are employed in seventy sales centers across twenty-four districts and cover over 50% of the greater China area and 80% of its population, including the most populous and developed Eastern China. The Company employs over 50 people in its R&D department, a number of which are well recognized and respected pharmaceutical professors and research scientists from National Navy Pharmaceutical Research Center, Beijing Ellionbio Research Center and other well known institutions. State of the art research and production facilities using the latest technologies are currently used by the Company's scientists to develop new and innovative areas, including antiseptic and immune system products and Diagnostic kits. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    CONTACT: Christensen
             Tip Fleming, 917-412-3333
             tfleming@christensenir.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             Fax: 0086-451-57606414
             gs@renhuang.com